Exhibit 15.1

天 元 律 师 事 务 所

TIANYUAN LAW FIRM

10/F, CPIC Plaza, 28 Fengsheng Lane, Xicheng District

Beijing 100032, P. R. China

Tel: (8610) 5776-3888; Fax: (8610)5776-3777.

Date: June 27, 2012

TAL Education Group

18/F, Hesheng Building

32 Zhongguancun Avenue, Haidian District

Beijing 100080

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name in “Item 3.D—Key Information—Risk Factors—Risks Related to Doing Business in China,” “Item 4.C—Information on the Company—Organizational Structure,” “Item 5.A—Operating and Financial Review and Prospects—Operating Results” and “Item 10.E—Additional Information—Taxation” in the annual report on Form 20-F for the fiscal year ended February 29, 2012, which will be filed by TAL Education Group on June 27, 2012 with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or under the Exchange Act, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm